FOR IMMEDIATE RELEASE             Contact Information
Emily Miller, Investor Relations
Phone : (701) 837-7104
E-mail : IR@centerspacehomes.com

CENTERSPACE ANNOUNCES IMPROVED FINANCIAL OUTLOOK AND FIRST QUARTER LEASING ACTIVITY

MINNEAPOLIS, MN, April 19, 2021 – Centerspace (NYSE: CSR) announces 122% increase to its mid-point earnings per share outlook and 4.2% increase to its mid-point Core FFO outlook for 2021 based on improved first quarter leasing activity.

Financial Outlook

With faster than anticipated vaccination rates, increased financial stimulus, acceleration of rent growth and the expectation of lower expense growth for the year, Centerspace has revised its outlook for 2021 upwards and the midpoint of guidance is rising from $3.455 to $3.60 for Core FFO. The revised outlook is:

	Previous Outlook for 2021		Updated Outlook for 2021
	Low	High	Low	High
Earnings per Share – diluted	$(0.18)	$0.45	$0.10	$0.50
Same-Store Revenue	(0.5%)	3.0%	0.0%	3.0%
Same-Store Expenses	4.0%	7.5%	3.0%	5.0%
Same-Store NOI	(3.5%)	(0.5%)	(1.5%)	1.5%
FFO per Share – diluted	$3.17	$3.52	$3.38	$3.62
Core FFO per Share – diluted	$3.29	$3.62	$3.48	$3.72

Leasing Activity
First quarter demonstrated strong leasing activity across the portfolio as shown by the lease over lease rent growth presented below.

	First Quarter 2021	First Quarter 2020	January 2021	February 2021	March 2021
Renewal Leases	4.0%	3.3%	3.6%	3.8%	4.1%
New Leases	0.7%	(4.2%)	(3.5%)	(0.4%)	4.1%
Blended Leases	2.0%	(1.4%)	(1.5%)	2.1%	4.1%

About Centerspace
Centerspace is an owner and operator of apartment communities committed to providing great homes by focusing on integrity and serving others. Founded in 1970, the company currently owns 68 apartment communities consisting of 12,166 homes located in Colorado, Minnesota, Montana, Nebraska, North Dakota, and South Dakota. Centerspace was named a Top Workplace for 2020 by the Minneapolis Star Tribune. For more information, please visit www.centerspacehomes.com.

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If you would like more information about this topic, please contact Emily Miller, Investor Relations, at (701) 837-7104 or IR@centerspacehomes.com.

Non-GAAP Measures
This release contains certain non-GAAP financial measures. The non-GAAP financial measures should not be considered a substitute for operating results determined in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The definitions and calculations of these non-GAAP financial measures, as calculated by us, may not be comparable to non-GAAP financial measures reported by other REITs that do not define each of the non-GAAP financial measures exactly as Centerspace does.

The company provides certain information on a same-store and non-same-store basis. Same-store apartment communities are owned or in service for substantially all of the periods being compared, and, in the case of newly-constructed properties, have achieved a target level of physical occupancy of 90%. On the first day of each calendar year, Centerspace determines the composition of our same-store pool for that year as well as adjusts the previous year, which allows us to evaluate full period-over-period operating comparisons for existing apartment communities and their contribution to net income. The company believes that measuring performance on a same-store basis is useful to investors because it enables evaluation of how a fixed pool of our communities are performing year-over-year. Centerspace uses this measure to assess whether or not the company has been successful in increasing NOI, renewing the leases on existing residents, controlling operating costs, and making prudent capital improvements.

Net operating income, or NOI, is a non-GAAP financial measure which the company defines as total real estate revenues less property operating expenses, including real estate taxes. Centerspace believes that NOI is an important supplemental measure of operating performance for real estate because it provides a measure of operations that is unaffected by depreciation, amortization, financing, property management overhead, casualty losses, and general and administrative expenses. NOI does not represent cash generated by operating activities in accordance with GAAP and should not be considered an alternative to net income, net income available for common shareholders, or cash flow from operating activities as a measure of financial performance.

Centerspace believes that FFO, which is a  non-GAAP financial measure used as a standard supplemental measure for equity real estate investment trusts, is helpful to investors in understanding our operating performance, primarily because its calculation does not assume that the value of real estate assets diminishes predictably over time, as implied by the historical cost convention of GAAP and the recording of depreciation. Centerspace uses the definition of FFO adopted by the National Association of Real Estate Investment Trusts, Inc. (“Nareit”). Nareit defines FFO as net income or loss calculated in accordance with GAAP, excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. The exclusion in Nareit’s definition of FFO of impairment write-downs and gains and losses from the sale of real estate assets helps to identify the operating results of the long-term assets that form the base of our investments, and assists management and investors in comparing those operating results between periods.  Due to the limitations of the Nareit FFO definition, Centerspace has made certain interpretations in applying this definition. The company believes that all such interpretations not specifically identified in the Nareit definition are consistent with this definition. Nareit's FFO White Paper 2018 Restatement clarified that impairment write-downs of land related to a REIT's main business are excluded from FFO and a REIT has the option to exclude impairment write-downs of assets that are incidental to its main business.

While FFO is widely used by Centerspace as a primary performance metric, not all real estate companies use the same definition of FFO or calculate FFO in the same way. Accordingly, FFO presented here is not necessarily comparable to FFO presented by other real estate companies. Core Funds from Operations ("Core FFO") is FFO as adjusted for non-routine items or items not considered core to business operations. By further adjusting for items that are not considered part of core business operations, the company believes that Core FFO provides investors with additional information to compare core operating and financial performance between periods. FFO and Core FFO should not be considered as alternatives to net income, or any other GAAP measurement of performance, but rather should be considered as additional supplemental measures. FFO and Core FFO also do not represent cash generated from operating activities in accordance with GAAP, nor are they indicative of funds available to fund our cash needs, including our ability to service indebtedness or make distributions to shareholders. Core FFO is a non-GAAP and non-standardized financial measure that may be calculated differently by other REITs and should not be considered a substitute for operating results determined in accordance with GAAP.

Forward-Looking Statements
Certain statements in this press release are based on the company's current expectations and assumptions and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements to be materially different from the results of operations, financial conditions, or plans expressed or implied by the forward-looking statements. Although the company believes the expectations reflected in its forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be achieved. Such risks, uncertainties, and other factors that might cause such differences include, but are not limited to those risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission, including the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2020, in our subsequent quarterly reports on Form 10-Q, and in other public reports. The company assumes no obligation to update or supplement forward-looking statements that become untrue due to subsequent events.